Exhibit 32

ANSWERTHINK, INC

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Answerthink, Inc. (the “Company”) on Form 10-K for the year ended January 2, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ted A. Fernandez, Chairman of the Board and Chief Executive Officer, and John F. Brennan, Executive Vice President, Finance and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13 (a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ted A. Fernandez

Ted A. Fernandez
Chairman of the Board and Chief Executive Officer
March 15, 2004

/s/ John F. Brennan

John F. Brennan
Executive Vice President, Finance and Chief Financial Officer
March 15, 2004

A signed original of this statement required by Section 906 has been provided to Answerthink, Inc. and will be retained by Answerthink, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.